Exhibit 99.1

Neal Goldner
Investor Relations
Marriott Vacations Worldwide
407.206.6149
Neal.Goldner@mvwc.com
Ed Kinney
Corporate Communications
Marriott Vacations Worldwide
407.206.6278
Ed.Kinney@mvwc.com
Marriott Vacations Worldwide Announces Preliminary Fourth Quarter 2020 Results
ORLANDO, Fla. - January 20, 2021 - Marriott Vacations Worldwide Corporation (NYSE: VAC) announced today that it expects to report the following preliminary fourth quarter 2020 results.
Fourth Quarter 2020 Preliminary Results:
•Contract sales for Vacation Ownership increased more than 25% sequentially to $178 million.
•VPG increased 9% year-over-year in the fourth quarter and tours declined 59%.
•Interval International exchange transactions increased approximately 17% and average revenue per member was down approximately 4% compared to the fourth quarter 2019.
•The Company ended 2020 with approximately $1.3 billion of liquidity.
The Company has not yet completed its financial close processes for the fourth quarter of 2020, so GAAP financial results for the quarter have not yet been finalized. These estimates are not a comprehensive statement of the company’s financial results for the fourth quarter of 2020. The Company expects to report fourth quarter full financial results on or around February 24, 2021. Until the Company reports its audited results for the quarter, the preliminary, unaudited results described in this press release are estimates only and are subject to revisions that could differ materially.
About Marriott Vacations Worldwide Corporation
Marriott Vacations Worldwide Corporation is a leading global vacation company that offers vacation ownership, exchange, rental and resort and property management, along with related businesses, products and services. The Company has a diverse portfolio that includes seven vacation ownership brands. It also includes exchange networks and membership programs, as well as management of other resorts and lodging properties. As a leader and innovator in the vacation industry, the Company upholds the highest standards of excellence in serving its customers, investors and associates while maintaining exclusive, long-term relationships with Marriott International and Hyatt Hotels Corporation for the development, sales and marketing of vacation ownership products and services. For more information, please visit www.marriottvacationsworldwide.com.
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Marriott Vacations Worldwide Announces Preliminary Fourth Quarter 2020 Results / 2
Note on forward-looking statements:
This press release contains “forward-looking statements” within the meaning of federal securities laws, including statements about expected results for the fourth quarter of 2020 and other statements concerning anticipated future events and expectations that are not historical facts. The Company cautions you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including, without limitation, conditions beyond its control such as the length and severity of the current COVID-19 pandemic and its effect on the Company’s operations; the effect of any governmental actions, including restrictions on travel, or mandated employer-paid benefits in response to the COVID-19 pandemic; the Company’s ability to manage and reduce expenditures in a low revenue environment; volatility in the economy and the credit markets, changes in supply and demand for vacation ownership products, competitive conditions, the availability of additional financing when and if required, and other matters disclosed under the heading “Risk Factors” contained in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this press release. These statements are made as of the date of issuance and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.
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